UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   September 5, 2008
Chicago Bridge & Iron Company N.V.
(Exact name of registrant as specified in its charter)
The Netherlands
(State or other jurisdiction of incorporation)

1-12815	N.A.
(Commission File Number)	(IRS Employer Identification No.)

Oostduinlaan 75
2596 JJ The Hague
The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 31-70-3732722
N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 5, 2008, Chicago Bridge & Iron Company N.V. (the “Company”) announced that effective September 5, 2008, Westley S. Stockton, age 37, is appointed as Vice President, Controller and Chief Accounting Officer. Mr. Stockton joined the Company in 2002 as Director – Mergers and Acquisitions. He has served as Vice President – Financial Operations since early 2008 and prior to that served the Company as Vice President and Area Director – USA Financial Operations through early 2008. Prior to joining the Company, Mr. Stockton held positions in the public accounting firms of PricewaterhouseCoopers and Arthur Andersen.
Travis L. Stricker, the Company’s previous Chief Accounting Officer, has been appointed Vice President Finance for Europe, Africa and Middle East and Asia Pacific, relocating to The Hague office in The Netherlands.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
	By:	Chicago Bridge & Iron Company B.V.
	Its:	Managing Director

Date: September 9, 2008	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Managing Director (Principal Financial Officer)